Exhibit 99.1

Streamline Health® Reports Fiscal Third Quarter 2022 Financial Results

●	Total contract value of SaaS bookings for the nine months ended October 31, 2022 was $14.1 million compared to $3.9 million during the same period of fiscal 2021
●	Strengthened balance sheet with recent capital raise of $8.3 million
●	Third quarter 2022 SaaS revenue up 14% vs. third quarter 2021

Atlanta, GA – December 14, 2022 – Streamline Health Solutions, Inc. (“Streamline” or the “Company”) (Nasdaq: STRM), a leading provider of solutions that enable healthcare providers to proactively address revenue leakage and improve financial performance, today announced financial results for the third quarter of fiscal 2022, which ended October 31, 2022.

Fiscal Third Quarter and Nine Months Ended October 31, 2022 GAAP Financial Results

The following financial results have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Fiscal third quarter 2022 financial results represent the consolidation of the Company with Avelead Consulting, LLC (“Avelead”), which was acquired in the fiscal third quarter 2021. Fiscal third quarter 2021 GAAP financial results reflect results from Avelead’s operations from the date of acquisition, August 16, 2021.

Total revenue for the third quarter of fiscal 2022 was $6.2 million, a 13% increase from $5.5 million during the third quarter of fiscal 2021. The increase in revenue for the quarter was the result of higher revenue from SaaS and professional services. Total revenue for the nine months ended October 31, 2022 increased 60% to $18.1 million compared to $11.3 million for the nine months ended October 31, 2021. During the third quarter of fiscal 2022, SaaS revenue grew $0.4 million or 14% compared to the third quarter of fiscal 2021 and during the nine months ended October 31, 2022, $3.8 million or 72% compared to the first nine months of fiscal 2021.

Loss from continuing operations for the third quarter of fiscal 2022 was ($3.1) million, as compared to loss from continuing operations of ($4.4) million during the third quarter of fiscal 2021. Loss from continuing operations in the third quarter of fiscal 2021 included other expenses of ($0.6) million primarily related to interest expense and valuation adjustments.

Loss from continuing operations for the first nine months of fiscal 2022 was ($9.2) million, as compared to loss from continuing operations of ($6.9) million during the first nine months of fiscal 2021. During the first nine months of fiscal 2021 the Company reported a one time gain of $2.3 million of other income related to the forgiveness of the PPP loan, which was the primary driver of the higher loss from continuing operations for the first nine months of fiscal 2022.

Fiscal Third Quarter and Nine Months Ended October 31, 2022 Pro Forma and Non-GAAP Financial Results

The following financial results for Fiscal 2021 are pro forma and have not been prepared in accordance with GAAP. These pro forma financial results represent the consolidation of the Company with Avelead as if Avelead’s operations were fully recognized during the comparable period.

Total revenue for the third quarter of fiscal 2022 was $6.2 million, up slightly compared to pro forma revenue of approximately $6.1 million for the third quarter of fiscal 2021. Total revenue for the nine months ended October 31, 2022 was $18.1 million, an increase of 9% compared to pro forma revenue of $16.6 million for the nine months ended October 31, 2021. For the third quarter of fiscal 2022, SaaS revenue comprised $3.2 million of revenue, up slightly compared to pro forma SaaS revenue of approximately $3.1 million for the third quarter of fiscal 2021. For the first nine months of fiscal 2022, SaaS revenue totaled $9.2 million, an increase of 7% compared to pro forma SaaS revenue of $8.6 million for the first nine months of fiscal 2021.

Total revenue of $6.2 million for the three months ended October 31, 2022 includes $2.8 million of revenue from Avelead. The pro forma revenue of approximately $6.1 million for the third quarter of fiscal 2021 includes $2.6 million of revenue from Avelead. Total revenue of $18.1 million for the nine months ended October 31, 2022 includes $7.8 million of revenue from Avelead. The pro forma revenue of approximately $16.6 million for the nine months ended October 31, 2021 includes $7.3 million of revenue from Avelead.

Adjusted EBITDA for the third quarter of fiscal 2022 was a loss of ($1.2) million, compared to an adjusted EBITDA loss of ($0.3) million in the third quarter of fiscal 2021. Adjusted EBITDA for the nine months ended October 31, 2022 was a loss of ($3.6) million, compared to an Adjusted EBITDA loss of ($1.7) million for the nine months ended October 31, 2021. The increased loss from Adjusted EBITDA during the third quarter and first nine months of fiscal 2022 was driven by increased headcount, higher spend on research and development, accrual for performance bonuses and increased travel and entertainment spend as compared to the prior year.

As of October 31, 2022, the Company’s total Booked SaaS Annual Contract Value (“ACV”) was $14.9 million. This can be compared to Booked SaaS ACV of $10.6 million as of January 31, 2022. Subsequent to the end of the third quarter of fiscal 2022, the Company successfully executed on new bookings, and as of November 30, 2022 the Company reported $15.9 million of Booked SaaS ACV. The Booked SaaS ACV represents the annualized value of all executed SaaS contracts, including contracts that have not been fully implemented, as of the measurement date, assuming any contract that expires during the twelve months following the measurement date is renewed on its existing terms unless the Company has knowledge of the non-renewal.

Management Commentary

“At the end of our third quarter, we initiated our strategic alignment entering a new chapter of the Streamline story enabling us to maintain growth while prioritizing near term cash generation,” said Tee Green, Chief Executive Officer, Streamline Health. “Our mission to ensure heathcare providers can capture 100% of the revenue they’ve earned is resonating in the market, and we maintain our expectation of exiting fiscal 2022 with at least $17 million of Booked SaaS ACV.”

Conference Call

The Company will conduct a conference call on Thursday, December 15, 2022 at 9:00 AM ET to review results and provide a corporate update. Interested parties can access the call by joining the live webcast: click here to register. You can also join by phone by dialing 877-407-8291.

A replay of the conference call will be available from Thursday, December 15, 2022, at 12:00 PM ET to Thursday, December 22, 2022 at 12:00 PM ET by dialing 877-660-6853 or 201-612-7415 with conference ID 1374705. An online replay of the presentation will also be available for six months following the presentation in the Investor Relations section of the Streamline website, www.streamlinehealth.net.

About Streamline Health

Streamline Health Solutions, Inc. (Nasdaq: STRM) enables healthcare organizations to proactively address revenue leakage and improve financial performance. We deliver integrated solutions, technology-enabled services and analytics that drive compliant revenue leading to improved financial performance across the enterprise. For more information, visit www.streamlinehealth.net.

Non-GAAP Financial Measures

Streamline reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline’s management believes that this measure provides useful supplemental information regarding the performance of Streamline’s business operations.

Streamline defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, share-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees. A table reconciling this measure to “loss from continuing operations” is included in this press release.

Booked SaaS ACV represents the annualized value of all executed SaaS contracts, including contracts that have not been fully implemented, as of the measurement date, assuming any contract that expires during the twelve months following the measurement date is renewed on its existing terms unless the Company has knowledge of the non-renewal. Booked SaaS ACV should be viewed independently of revenue and does not represent revenue calculated in accordance with GAAP on an annualized basis, as it is an operating metric that can be impacted by contract execution start and end dates and renewal rates. Booked SaaS ACV is not intended to be a replacement for, or forecast of, revenue. There is no GAAP measure comparable to Booked SaaS ACV.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s growth prospects, estimates of anticipated cash flow generation, anticipated bookings, recognition of revenue from contracts included in Booked SaaS ACV, industry trends and market growth, results of investments in sales and marketing, success of future products and related expectations and assumptions. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog and Booked SaaS ACV, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact

Jacob Goldberger

Director, Investor Relations and FP&A

303-887-9625

Jacob.goldberger@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(rounded to the nearest thousand dollars, except share and per share information)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Total Revenue	$6,217,000	$5,514,000	$18,144,000	$11,333,000
Operating expenses:
Cost of revenue	3,570,000	2,623,000	9,983,000	5,496,000
Selling, general and administrative expense	4,053,000	3,439,000	12,488,000	8,507,000
Research and development	1,754,000	1,339,000	4,527,000	3,280,000
Acquisition-related costs	2,000	1,933,000	141,000	2,710,000
Total operating expenses	9,379,000	9,334,000	27,139,000	19,993,000
Operating loss	(3,162,000)	(3,820,000)	(8,995,000)	(8,660,000)
Other income (expense):
Interest expense	(198,000)	(85,000)	(519,000)	(107,000)
Loss on Extinguishment of Debt	—	(43,000)	—	(43,000)
Acquisition earnout valuation adjustments	163,000	(417,000)	188,000	(417,000)
Other	68,000	(10,000)	151,000	(4,000)
Forgiveness of PPP loan and accrued interest	—	—	—	2,327,000
Loss from continuing operations before income taxes	(3,129,000)	(4,375,000)	(9,175,000)	(6,904,000)
Income tax expense	(9,000)	(4,000)	(22,000)	(9,000)
Loss from continuing operations	(3,138,000)	(4,379,000)	(9,197,000)	(6,913,000)
Income from discontinued operations:
Income from discontinued operations, net of tax	—	69,000	—	401,000
Net loss	$(3,138,000)	$(4,310,000)	$(9,197,000)	$(6,512,000)
Basic Earnings Per Share:
Continuing operations	$(0.07)	$(0.10)	$(0.19)	$(0.17)
Discontinued operations	—	0.00	—	0.01
Net loss	$(0.07)	$(0.10)	$(0.19)	$(0.16)
Weighted average number of common shares – basic	47,730,009	45,709,952	47,329,923	41,498,873
Diluted Earnings Per Share:
Continuing operations	$(0.07)	$(0.10)	$(0.19)	$(0.17)
Discontinued operations	—	0.00	—	$0.01
Net loss	$(0.07)	$(0.10)	$(0.19)	$(0.16)
Weighted average number of common shares – diluted	48,143,819	46,063,803	47,613,577	41,995,266

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(rounded to the nearest thousand dollars, except share and per share information)

	October 31, 2022	January 31, 2022
	(unaudited)
Current assets:
Cash and cash equivalents	$11,699,000	$9,885,000
Accounts receivable, net	3,322,000	3,823,000
Contract receivables	831,000	843,000
Prepaid and other current assets	946,000	568,000
Total current assets	16,798,000	15,119,000

Non-current assets:
Property and equipment, net	93,000	123,000
Right of use asset for operating lease	80,000	218,000
Capitalized software development costs, net	5,697,000	5,555,000
Intangible assets, net	15,244,000	16,763,000
Goodwill	23,089,000	23,089,000
Other	1,216,000	948,000
Total non-current assets	45,419,000	46,696,000
Total assets	$62,217,000	$61,815,000
Current liabilities:
Accounts payable	$405,000	$778,000
Accrued expenses	3,289,000	1,803,000
Current portion of term loan	625,000	250,000
Deferred revenues	5,531,000	5,794,000
Current portion of lease obligation	87,000	204,000
Acquisition earnout liability	8,645,000	4,672,000
Total current liabilities	18,582,000	13,501,000
Non-current liabilities:
Term loan, net of current portion and deferred financing costs	9,214,000	9,654,000
Deferred revenues, less current portion	148,000	136,000
Lease obligations, less current portion	—	33,000
Acquisition earnout liability, less current portion	—	4,161,000
Other non-current liabilities	109,000	286,000
Total non-current liabilities	9,471,000	14,270,000
Total liabilities	28,053,000	27,771,000
Stockholders’ equity:
Common Stock, $0,.01 par value, 85,000,000 shares authorized; 55,130,334 and 47,840,950 shares issued and outstanding, respectively	551,000	478,000
Additional paid in capital	128,469,000	119,225,000
Accumulated deficit	(94,856,000)	(85,659,000)
Total stockholders’ equity	34,164,000	34,044,000
Total liabilities and stockholders’ equity	$62,217,000	$61,815,000

STREAMLINE HEALTH SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(rounded to the nearest thousand dollars)

	Nine months Ended October 31,
	2022	2021
Net Loss	$(9,197,000)	$(6,512,000)
LESS: Income from discontinued operations, net of tax	—	401,000
Loss from continuing operations, net of tax	(9,197,000)	(6,913,000)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	40,000	53,000
Amortization of capitalized software development costs	1,293,000	1,430,000
Amortization of intangible assets	1,519,000	721,000
Amortization of other deferred costs	360,000	369,000
Change in fair value of acquisition earnout liability	(188,000)	417,000
Loss on early extinguishment of debt	—	43,000
Amortization of deferred financing costs	60,000	—
Share-based compensation expense	1,212,000	1,659,000
Provision for accounts receivable allowance	21,000	14,000
Forgiveness of PPP loan and accrued interest	—	(2,327,000)
Changes in assets and liabilities:
Accounts and contract receivables	492,000	666,000
Other assets	(868,000)	(551,000)
Accounts payable	(373,000)	(72,000)
Accrued expenses and other liabilities	1,159,000	774,000
Deferred revenue	(251,000)	(305,000)
Net cash used in operating activities	(4,721,000)	(4,022,000)
Net cash provided by operating activities – discontinued operations	—	406,000
Cash flows from investing activities:
Investment in Avelead, Net of Cash	—	(12,354,000)
Proceeds from sale of ECM Assets	—	800,000
Purchases of property and equipment	(10,000)	(18,000)
Capitalization of software development costs	(1,435,000)	(1,048,000)
Net cash (used in) provided by investing activities	(1,445,000)	(12,620,000)
Cash flows from financing activities:
Repayment of bank term loan	(125,000)	—
Proceeds from issuance of term loan	—	10,000,000
Proceeds from issuance of common stock	8,316,000	16,100,000
Payments for costs directly attributable to the issuance of common stock	(52,000)	(1,313,000)
Payments related to settlement of employee share-based awards	(165,000)	(380,000)
Payment for deferred financing costs	—	(168,000)
Other	6,000	(3,000)
Net cash provided by financing activities	7,980,000	24,236,000
Net increase in cash and cash equivalents	1,814,000	8,000,000
Cash and cash equivalents at beginning of period	9,885,000	2,409,000
Cash and cash equivalents at end of period	$11,699,000	$10,409,000

STREAMLINE HEALTH SOLUTIONS, INC.

NEW BOOKINGS

(rounded to the nearest thousand dollars)

	October 31, 2022
	Three Months Ended	Nine Months Ended
Software Licenses	$-	$52,000
Professional Services	123,000	1,538,000
Audit Services	81,000	118,000
Maintenance and Support	17,000	56,000
Software as a Service	1,650,000	14,122,000
Q3 2022 Bookings	$1,871,000	$15,886,000
Q3 2021 Bookings*	$2,089,000	$6,296,000

*Bookings are presented on a total contract value basis, and include Avelead from the acquisition date, August 16, 2021

STREAMLINE HEALTH SOLUTIONS, INC.

RECONCILIATION OF LOSS FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED EBITDA

(in thousands except share amounts, unaudited)

	Three Months Ended		Nine Months Ended
In thousands, except per share data	October 31, 2022	October 31, 2021	October 31, 2022	October 31, 2021
Adjusted EBITDA Reconciliation
Loss from continuing operations	$(3,138)	$(4,379)	$(9,197)	$(6,913)
Interest expense	198	85	519	107
Income tax expense	9	4	22	9
Depreciation	13	16	40	53
Amortization of capitalized software development costs	446	446	1,293	1,430
Amortization of intangible assets	463	490	1,519	721
Amortization of other costs	131	110	360	338
EBITDA	$(1,878)	$(3,228)	$(5,444)	$(4,255)
Share-based compensation expense	555	537	1,212	1,659
Non-cash valuation adjustments	(163)	417	(188)	417
Acquisition-related costs, severance, and transaction-related bonuses	387	1,953	1,010	2,730
Forgiveness of PPP loan and accrued interest	—	—	—	(2,327)
Other non-recurring charges	(73)	—	(140)	16
Loss on early extinguishment of debt	—	43	—	43
Adjusted EBITDA	$(1,172)	$(278)	$(3,550)	$(1,717)

Adjusted EBITDA per Diluted Share Reconciliation
Loss from continuing operations per common share — diluted	$(0.07)	$(0.10)	$(0.19)	$(0.17)
Net loss per common share — diluted (2)	$(0.07)	$(0.10)	$(0.19)	$(0.16)
Adjusted EBITDA per adjusted diluted share (1)	$(0.02)	$(0.01)	$(0.08)	$(0.04)

Basic weighted average shares	47,730,009	45,709,952	47,329,923	41,498,873
Includable incremental shares — adjusted EBITDA (3)	413,810	353,851	283,654	496,393
Adjusted diluted shares	48,143,819	46,063,803	47,613,577	41,995,266

(1)	Adjusted EBITDA per adjusted diluted share for the Company’s common stock is computed using the treasury stock method. Since the Company was in a loss position for the periods presented, adjusted EBITDA per adjusted diluted share is the same as adjusted EBITDA per adjusted share as the inclusion of all potential common shares outstanding would have been anti-dilutive.

(2)	Since the Company was in a loss position for the periods presented, diluted net loss per common share is the same as basic net loss per common share as the inclusion of all potential common shares outstanding would have been anti-dilutive.

(3)	The number of incremental shares that would be dilutive under an assumption that the Company is profitable during the reported period, which is only applicable for a period in which the Company reports profit.